Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, Trustee

NEWS RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, AUGUST 1, 2003- SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED JUNE 30, 2003. UNITHOLDERS OF RECORD ON AUGUST 14, 2003, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $4,729,737.11 OR $0.75075 PER UNIT PAYABLE AUGUST 29, 2003.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL (BBLS)	GAS (MCF)	OIL ($/BBL)	GAS ($/MCF)
WASSON WILLARD UNIT	12,000	—	$27.10	—
WASSON ODC UNIT	72,100	—	$27.10	—
NET PROFITS ROYALTIES	38,682	398,553	$29.94	$5.88
Contact:	SANTA FE ENERGY TRUST JPMORGAN CHASE BANK, TRUSTEE MIKE ULRICH 700 LAVACA AUSTIN, TX 78701 (512) 479-2562